Exhibit 10.39
STOCK AND WARRANT PURCHASE AGREEMENT
     THIS STOCK AND WARRANT PURCHASE AGREEMENT is dated March 26, 2008 (this “Agreement”), by and between the undersigned (the “Purchaser”) and Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), whereby the parties hereby agree as follows:
     SECTION 1. PURCHASE AND SALE OF INITIAL SHARES AND WARRANT
          1.1 Issuance of Initial Shares and Warrant. Subject to the terms and conditions set forth in this Agreement, and in reliance upon the Company’s and the Purchaser’s representations set forth below, on the Closing Date, the Purchaser shall buy and the Company shall sell 1,250,000 shares of the Company’s Common Stock (“Initial Shares”) at a purchase price of $8.00 per share for a total subscription amount equal to $10,000,000. At the Closing, the Purchaser shall also (i) pay to the Company an amount equal to $0.0001 multiplied by the number of Additional Shares (as defined below) that may be issued by the Company to the Purchaser pursuant to Section 5.1 of this Agreement (the “Additional Share Consideration”) and (ii) receive a warrant, in substantially the form of Exhibit A attached hereto (the “Warrant”), to purchase up to a number of shares of the Company’s Common Stock (the “Warrant Shares”) equal to the number obtained by dividing $3,000,000 by the Warrant Exercise Price (as defined in the Warrant). The Initial Shares, the Warrant, the Warrant Shares and the Additional Shares (collectively, the “Securities”) have been registered on a registration statement on Form S-3, File No. 333-141739 (the “Registration Statement”), which has been declared effective by the Securities and Exchange Commission (“SEC”), and remains effective as of the date hereof. A final Prospectus Supplement will be delivered as required by law.
          1.2 Closing and Closing Date. The closing of the transactions contemplated by Section 1.1 (the “Closing”) shall take place at 10:00 a.m., Pacific Daylight Time, on the first business day following the date on which the last to be fulfilled or waived of the conditions set forth in Section 6 and Section 7 hereof pertaining to the Closing shall have been fulfilled or waived in accordance with this Agreement, or on such earlier date as may be mutually agreed by the Company and the Purchaser (the “Closing Date”), at the offices of Cooley Godward Kronish llp, 380 Interlocken Crescent, Suite 900, Broomfield, Colorado 80021, or such other location as the Purchaser and the Company shall mutually select.
     SECTION 2. PURCHASER REPRESENTATIONS AND WARRANTIES
     The Purchaser hereby represents and warrants as of the date hereof to the Company as follows:
          2.1 The Purchaser is a corporation or other legal entity duly organized, validly existing and in good standing under the jurisdiction of its incorporation.

          2.2 The Purchaser has the requisite corporate (or other entity) power and authority to enter into and perform this Agreement and to purchase the Securities in accordance with the terms hereof. The purchase by the Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of the Purchaser. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Purchaser and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
          2.3 The Purchaser is purchasing the Securities for its own account as principal, and not with a view towards distribution of such securities.
          2.4 The Purchaser is not a registered broker-dealer.
          2.5 There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Purchaser and the Purchaser agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.
     SECTION 3. WIRE INSTRUCTIONS
     On the Closing Date, the Purchaser shall wire the amount set forth in Section 1.1 to the Company to the account set forth below.
Company Wire Transfer Instructions:
Bank Address
State Street Bank
1200 Crown Colony
Quincy, MA 02169
          Via FED WIRE SYSTEM
State Street Bank
ABA # XXXXX
Account # XXXXX
For Final Credit to Alexza Corp. DE1805
Attn: Jim Hall
          Via SWIFT SYSTEM: (CASH EQUIVALENTS)
BIC SBOSUS3N
CHIPS Identifier: CH334291
State Street Bank FX Custody Account # XXXXX Fiduciary Investor
Services Account XXXXX
Corp. DE1805

   Upon receipt of such amount the Company shall promptly cause its transfer agent to transmit the Initial Shares electronically to the Purchaser by crediting the account set forth below through the Deposit Withdrawal Agent Commission system and shall deliver the Warrant to the Purchaser within 5 business days of the Closing Date. The Purchaser’s DWAC Instructions are as set forth on the Purchaser’s signature pages attached hereto under the heading “DWAC Instructions.”
     SECTION 4. COMPANY REPRESENTATIONS AND WARRANTIES
   The Company hereby represents and warrants as of the date hereof to the Purchaser as follows:
          4.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
          4.2 Authorization; Enforcement; No Conflicts. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents (as defined below) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents as of the date of execution of this Agreement, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected;

except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate: (i) adversely affect the legality, validity or enforceability of this Agreement, the Warrant, and any other documents or agreements executed in connection with the transactions contemplated hereunder (the “Transaction Documents”), (ii) have or result in a material adverse effect on the results of operations, assets, business operations or financial condition of the Company, taken as a whole, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).
          4.3 Filings, Consents and Approvals; Issuance of Securities. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of a Form 8-K disclosing the transaction contemplated hereby, (ii) the filing with the SEC of the prospectus supplement required by the Registration Statement pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “1933 Act”) (the “Prospectus Supplement”) supplementing the base prospectus forming part of the Registration Statement (the “Prospectus”), (iii) the application(s) to The Nasdaq Global Market (the “Principal Market”) for the listing of the Securities for trading thereon in the time and manner required thereby, and (iv) applicable Blue Sky filings (collectively, the “Required Approvals”). “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. The Securities that are being purchased hereunder are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens. The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock to enable it (i) to comply with its obligations to issue the Additional Shares under Section 5.1 of this Agreement, and (ii) to comply with its exercise obligations under the Warrant. The issuance of the Securities have been registered by the Company under the 1933 Act under the Registration Statement, subject to the filing of the Prospectus Supplement. The Registration Statement is effective and available for the issuance of the Securities thereunder and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Securities hereunder. Upon receipt of the Securities, the Purchaser will have good and marketable title to such Securities. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company take any action or steps that would cause the offering of the Securities to be integrated with other offerings. Except as disclosed in the SEC Reports (as defined below), the Company has not, in the 12 months preceding the date hereof, received notice from the Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market and no stockholder approval is required for the Company to fulfill its obligations under the Transaction Documents. The Common Stock is currently listed on the Principal Market.
          4.4 SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and any prospectus included therein, including the Prospectus and the Prospectus Supplement, complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of such Registration Statement or any such prospectus, including the Prospectus and the Prospectus Supplement, contain or contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of any prospectus in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
          4.5 Capitalization. The capitalization of the Company as of December 31, 2007 is as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC on March 17, 2008. Except as disclosed on Schedule 4.5, the Company has not issued any capital stock since its most recently filed periodic report under the 1934 Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s stock incentive plan and pursuant to the conversion or exercise of outstanding common stock equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, which right has not been waived prior to the date hereof. Except as set forth in the SEC Reports or the Prospectus Supplement, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock or common stock equivalents. Except as set forth in the SEC Reports or the Prospectus Supplement, the issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws and requirements of the Trading Market, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in the SEC Reports or the Prospectus Supplement, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.
          4.6 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option and purchase plans. “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. “Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

          4.7 Litigation. Except as disclosed in the SEC Reports, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the Company’s knowledge, threatened against the Company or its properties, assets or business, that, if adversely determined, would, individually or in the aggregate, affect the execution and delivery of this Agreement or the performance by the Company of its obligations under the Transaction Documents, or have a Material Adverse Effect. The Company is not subject to or in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality, which default would have a Material Adverse Effect.
          4.8 Compliance. Neither the Company nor any subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company or any subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority or the Trading Market, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as would not have a Material Adverse Effect.
          4.9 Sarbanes-Oxley; Internal Accounting Controls. To its knowledge, the Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in the 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date prior to the filing date of the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the Company’s disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the

1934 Act) that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.
          4.10 Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.
          4.11 Disclosure. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser is not making nor has it made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2 hereof.
          4.12 Intellectual Property. The Company possesses such right, title and interest in and to, patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Intellectual Property”) material to the conduct of the Company’s business except Intellectual Property the failure to possess of which would not have a Material Adverse Effect. The Company has not received any notice of infringement, misappropriation of conflict from any third party as to such that has not been resolved or disposed of, which infringement, misappropriation of conflict would if adversely decided individually or in the aggregate have a Material Adverse Effect. The Company has not infringed, misappropriated, or otherwise conflicted with Intellectual Property of any third parties, which infringement, misappropriation or conflict would individually or in the aggregate have a Material Adverse Effect.
          4.13 Permits. The Company has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities (including, without limitation, the U.S. Food and Drug Administration of the Department of Health and Human Services (the “FDA”), and any other foreign, federal, state or local government or regulatory authorities performing functions similar to those performed by the FDA) necessary for the ownership or lease of its properties or to conduct its businesses (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not reasonably be expected to have a Material

Adverse Effect; and the Company has not received any written notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and has no reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.
          4.14 Clinical Studies. The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company were and, if still pending, are being conducted in accordance in all material respects with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) except as would not have a Material Adverse Effect. The Company has not received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination or suspension of such studies or tests, except as would not have a Material Adverse Effect.
     SECTION 5. COVENANTS OF THE PARTIES
          5.1 Issuance of Additional Shares. In the event that (i) the Pricing Adjustment Point (as defined below) is not triggered, or (ii) a binding agreement to acquire substantially all of the assets or a majority of the outstanding voting securities of the Company (through merger, acquisition, consolidation or otherwise) in which the aggregate purchase price is less than $8.00 per share (such price to be adjusted for stock splits, stock dividends and the like) is entered into prior to the earlier of (a) the triggering of a Pricing Adjustment Point or (b) the end of the Pricing Period, then the Company shall issue to the Purchaser 135,041 additional shares of Common Stock of the Company (the “Additional Shares”). Such issuance of the Additional Shares shall occur within 5 business days of the end of the Pricing Period. If the Company is not required to issue the Additional Shares pursuant to this Section 5.1, the Company shall, within 5 business days of the end of the Pricing Period, return to the Purchaser the Additional Share Consideration that was paid by the Purchaser at the Closing. For purposes of this Section 5.1, (i) the “Pricing Adjustment Point” shall be triggered if during the Pricing Period (as defined below) an Average Closing Price (as defined below) over any period of 45 consecutive Trading Days (as defined below) equals or exceeds $8.00 per share (such price to be adjusted for stock splits, stock dividends and the like), (ii) the “Average Closing Price” for any applicable period shall mean the average of the closing prices of the Company’s Common Stock on the Principal Market during such period, (iii) a "Trading Day” shall mean each Monday through Friday, other than any day on which securities are not traded on the Principal Market, and (iv) the “Pricing Period” shall mean the period beginning on the Closing Date and ending on December 31, 2008.
          5.2 Maintenance of Registration Statement Effectiveness. Until such time as the Initial Shares, the Additional Shares, if any, and the Warrant Shares may be sold pursuant to Rule 144 (or its successor rule) of the 1933 Act or any other rule or regulation of the SEC that may permit the Purchaser to sell such Securities to the public without registration, the Company shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement so long as the Company has an obligation to issue the Additional Shares under Section 5.1 of this Agreement and so long as the Warrant is outstanding.
          5.3 Reservation of Additional Shares and Warrant Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of (i) enabling the Company to issue the Additional Shares pursuant to Section 5.1, and (ii) enabling the Company to issue the Warrant Shares pursuant to any exercise of the Warrant.
          5.4 Operations in Singapore.
               (a) The Company intends to invest $10,000,000 over the next five years to support its operations in Singapore. A draft business plan for the Company’s lower housing assembly manufacturing strategy is in the form delivered herewith (the “Business Plan”). The Company will review and update the Business Plan periodically, provided that any amendments to the Business Plan shall require the approval of the Purchaser, such approval not to be unreasonably withheld.
               (b) Subject to Section 5.4(c), if the Company, including its Affiliates or a joint venture of which the Company is stockholder or member, does not achieve the milestones set forth in Exhibit B hereto (each a “Milestone”, and collectively, the “Milestones”), the Warrant will become exercisable. The exercisability of the Warrant shall be Purchaser’s sole and exclusive remedy for the failure to achieve any of the Milestones.
               (c) If the Company, including its Affiliates or a joint venture of which the Company is stockholder or member, fails to achieve any Milestone, the Company shall have forty five (45) days after the Company’s receipt of a Cure Notice (as defined on Exhibit B) from Purchaser to cure such failure before the Warrant becomes exercisable; provided that, with respect to any Milestone, the Company may request the consent of Purchaser for the modification of such Milestone, or modification of the timing for the performance of such Milestone, and Purchaser agrees that it will not unreasonably withhold consent to such modification.
               (d) If the Warrant has not yet become exercisable and the Company terminates operations in Singapore or transfers all, or substantially all, of its Singapore operations outside of Singapore, without the prior written consent of the Purchaser, then the Warrant will become exercisable. The exercisability of the Warrant shall be Purchaser’s sole and exclusive remedy for such termination or transfer.
          5.5 Disclosure of Transactions and Other Material Information. The Company shall, prior to the opening of the Principal Market on the Closing Date, (i) issue a press release reasonably acceptable to the Purchaser disclosing the transactions contemplated hereby, and (ii) file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the transactions contemplated by the Transaction Documents and including this Agreement and the Warrant as an exhibit thereto, in the form required by the 1934 Act. Thereafter, the Company shall timely file any filings and notices required by the SEC with respect to the transactions contemplated by the Transaction Documents.
          5.6 Confidentiality. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 5.5, the Purchaser will maintain the confidentiality of the terms and existence of the transaction contemplated hereunder. The Purchaser hereby acknowledges (i) that it is bound by that certain Confidentiality Agreement, dated as of October 31, 2007 by and between the Company and the Purchaser (the “Confidentiality Agreement”), and (ii) that it is aware (and that its officers, directors, employees, partners, attorneys, advisors, accountants, agents or representatives have been advised) that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.
     SECTION 6. PURCHASER’S CLOSING CONDITIONS
     The obligation of the Purchaser to purchase the Initial Shares and the Warrant on the Closing Date, as provided in Section 1.1 hereof, shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction (or waiver), prior thereto or concurrently therewith, of the following further conditions:
          6.1 Representations and Warranties. The representations and warranties of the Company contained in Section 4 of this Agreement shall be true on and as of the Closing Date in all material respects (except for such representations and warranties that are qualified as to materiality, which shall be true in all respects) as though such representations and warranties were made at and as of such date.
          6.2 Compliance with Agreement. The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the Closing Date.
          6.3 Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.
          6.4 Stop Orders No stop order or suspension of trading shall been imposed by the Principal Market, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.

          6.5 Listing of the Common Stock. In connection with the issuance of the Securities and the transactions contemplated hereby, the Company shall have submitted to the Principal Market a “Notification Form: Listing of Additional Shares” as well as any necessary supporting documentation.
          6.6 Officer’s Certificate. The Purchaser shall have received a certificate, dated the Closing Date, signed by a duly authorized executive officer of the Company, certifying that the conditions specified in the foregoing Sections 6.1, 6.2, 6.3 and 6.4 hereof have been fulfilled.
          6.7 Secretary’s Certificate. The Purchaser shall have received a certificate, dated the Closing Date, of the Secretary of the Company attaching: (i) a true and complete copy of the certificate of incorporation of the Company, with all amendments thereto; (ii) true and complete copies of the Company’s bylaws, as amended, in effect as of such date; (iii) a certificate from the Secretary of State of the State of Delaware as to the good standing of the Company; (iv) certificates of good standing from the appropriate officials of the jurisdictions in each state in which the Company is qualified to do business as a foreign corporation; and (iv) resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the Transaction Documents, and the transactions contemplated hereby and thereby.
          6.8 Singapore Operations Letter of Intent. The Singapore Operations Letter of Intent shall have been executed and delivered by the parties thereto.
          6.9 Legal Opinion. Counsel to the Company shall deliver a legal opinion in substantially the form attached hereto as Exhibit C.
     SECTION 7. COMPANY’S CLOSING CONDITIONS
     The obligation of the Company to issue and deliver the Initial Shares and the Warrant on the Closing Date as provided in Section 1.1 hereof, shall be subject to the performance by the Purchaser of its agreements theretofore to be performed hereunder and to the satisfaction (or waiver), prior thereto or concurrently therewith, of the following further conditions:
          7.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 2 of this Agreement shall be true in all material respects on and as of the Closing Date (except for such representations and warranties that are qualified as to materiality, which shall be true in all respects) as though such representations and warranties were made at and as of such date.
          7.2 Compliance with Agreement. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by them prior to or on the Closing Date.
          7.3 Purchaser’s Certificate. The Company shall have received a certificate from the Purchaser, dated the Closing Date, signed by a duly authorized representative of the Purchaser, certifying that the conditions specified in the foregoing Sections 7.1 and 7.2 hereof have been fulfilled.
          7.4 Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.
          7.5 Approval of Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Company. The Company shall have received copies of all documents or other evidence which it may have reasonably requested in connection therewith in form and substance reasonably satisfactory to the Company.
     SECTION 8. MISCELLANEOUS
          8.1 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the federal Northern District of California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          8.2 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature in PDF format shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or PDF, as applicable, signature.

          8.3 Entire Agreement; Amendments. This Agreement supersedes all other prior and contemporaneous oral or written agreements, discussions, understandings and correspondence between the Purchaser, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the instruments referenced herein and the Confidentiality Agreement contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Neither this Agreement nor any provisions hereof may be amended other than by an instrument in writing signed by the Company and the Purchaser. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.
          8.4 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
          If to the Company:
Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, California
Telephone Number: (650) 944-7000
Fax: (650) 944-7988
Attention: August Moretti
          With a copy to:
Cooley Godward Kronish LLP
380 Interlocken Crescent, Suite 900
Broomfield, Colorado 80021
Telephone Number: (720) 566-4000
Fax: (720) 566-4099
Attention: James C.T. Linfield, Esq.
                Brent D. Fassett, Esq.
If to the Purchaser, to its address and facsimile number set forth on the signature page.
or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party 5 days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
          8.5 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Transaction Documents; provided, however, that the Company shall reimburse the reasonable fees of and expenses of the Purchaser, not to exceed $100,000.
          8.6 Successors and Assigns. The Company shall not assign this Agreement or any rights or obligations hereunder (including by merger or consolidation) without the prior written consent of the Purchaser. The Purchaser shall not assign this Agreement or any rights or obligations hereunder (including by merger or consolidation) without the prior written consent of the Company.
          8.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
          8.8 Survival. The representations, warranties, agreements and covenants of the Company and the Purchaser contained herein shall survive the delivery and exercise of Securities, as applicable.
          8.9 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
********************

     IN WITNESS WHEREOF, the parties hereto have caused this Stock and Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
ALEXZA PHARMACEUTICALS, INC.

By:	/s/ Thomas B. King
Name: Thomas B. King Title: President and Chief Executive Officer
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO ALEXZA PHARMACEUTICALS, INC. STOCK
AND WARRANT PURCHASE AGREEMENT]
     IN WITNESS WHEREOF, the undersigned have caused this Stock and Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
Name of Purchaser: BIOMEDICAL SCIENCES INVESTMENT FUND PTE LTD

Signature of Authorized Signatory of Purchaser:		/s/ Chu Swee Yeok

Name of Authorized Signatory:	Chu Swee Yeok

Title of Authorized Signatory:	Director

Email Address of Purchaser:	sweeyeok@bio1capital.com

Address for Notice of Purchaser:
Biomedical Sciences Investment Fund Pte Ltd
20 Biopolis Way
#09-01 Centros
Singapore 138668
DWAC Instructions:
Morgan Stanley
555 California Street, Suite 1400
San Francisco, CA 94104
Main contact : Ted Buckley ted.buckley@morganstanley.com
Tel: 1-415-576-2150
Fax: 1-415-576-2637
Morgan Stanley
Account number : XXXX
Account name : Biomedical Sciences Investment Fund Pte Ltd
Morgan Stanley DTC # : 050

Exhibit A
Common Stock Warrant

Exhibit B
Milestones
1. The Company shall establish a subsidiary in Singapore within four weeks of Closing.
2. The Company shall hire a President of its Singapore subsidiary within four weeks of Closing.
3. The Company, or its Affiliates or a joint venture of which the Company is stockholder or member, will accomplish the following activities in the time periods described:

Year	Q1	Q2	Q3	Q4
2008			Initiate recruitment of General Manager for Singapore Operations	Create facilities/infrastructure plan for Singapore Operations
2009	Hire General Manager for Singapore Operations	Complete quality assurance policy and procedures	Initiate application specific integrated circuit development activities and design of automated assembly equipment	Complete transition plan of manual lower housing assembly (LHA) from Valtronic
2010	Install printed circuit board assembly (PCBA) process and test equipment	Install LHA automated assembly and test equipment	Complete PCBA manufacturing process and test equipment	Complete transition from manual LHA manufacturing process to automated LHA manufacturing process
The satisfaction of the milestones set forth in this Section 3 shall be determined in good faith by the Company; provided that the Holder shall have 20 days from the end of the applicable period to dispute in writing such determination if the Holder believes in good faith that the applicable milestone has not been satisfied (the “Dispute Notice”). If the Holder delivers a Dispute Notice to the Company, the Holder and Company shall negotiate in good faith to resolve the dispute. If the dispute cannot be resolved within 14 days from the receipt by the Company of the Dispute Notice, then the parties shall appoint a mutually agreeable arbitrator. If the parties cannot agree upon an arbitrator, an arbitrator shall be appointed from the International Panel members from the United States of America by the Singapore International Arbitration Centre. The arbitrator shall determine whether the applicable milestone has been satisfied and such arbitration shall be binding on both parties and administered by the Singapore International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules. If it is determined pursuant to the above procedures that an applicable milestone has not been satisfied, the Holder may deliver to the Company a notice of such failure (the “Cure Notice”) within 20 days after such final determination.

Exhibit C
Form of Opinion
     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with requisite corporate power to own or lease, as the case may be, and operate its properties, to conduct its business as described in the Prospectus and to execute and deliver the Purchase Agreement and the Warrant and to perform its obligations thereunder.
     2. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of California.
     3. Each of the Purchase Agreement and the Warrant has been duly and validly authorized, executed and delivered by the Company and each such agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.
     4. The Initial Shares, the Additional Shares and the Warrant Shares have been duly authorized and, when sold and issued in accordance with the Registration Statement, the related Prospectus and Prospectus Supplement, and paid for by the Investor pursuant to the Purchase Agreement or the Warrant, as applicable, will be validly issued, fully paid and nonassessable.
     5. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive rights arising under the Company’s Certificate of Incorporation or Bylaws or under the DGCL.
     6. The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or overtly threatened. Any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424(b) under the Act, has been made in the manner and within the time period required by Rule 424(b).
     7. No consent, approval, authorization or filing with or order of any U.S. Federal or Colorado court or governmental agency or body in the United States having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Purchase Agreement and the Warrant to be performed as of the date hereof, except such as have been obtained under the Act and except such as may be required (i) under the blue sky laws of any jurisdiction in connection with the purchase of the Initial Shares, the Additional Shares, the Warrant and the Warrant Shares by the Investor, or (ii) under the bylaws, rules and regulations of the Nasdaq National Market.
     8. The execution and delivery by the Company of the Purchase Agreement and the Warrant and the performance of its obligations thereunder as of the date hereof, will not result in (i) a violation of the charter or bylaws of the Company, (ii) a material breach of or default under the terms of any Material Agreement; or (iii) to our knowledge, a violation of any statute, law, rule, or regulation which, in our experience is typically applicable to transactions of the nature contemplated by the Purchase Agreement and the Warrant and is applicable to the Company, or any order, writ, judgment, injunction, decree, or award that has been entered against the Company and of which we are aware, in each case the breach or violation of which would materially and adversely affect the Company.
     9. To our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Purchase Agreement or the Warrant or that could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company and its subsidiaries taken as a whole that has not been disclosed in the SEC Reports.